Exhibit 99.1

Insmed Announces Key Additions to its Executive Management Team

— Paolo Tombesi named as Chief Financial Officer —
— Paul Streck, M.D., appointed as Chief Medical Officer —
— Eugene Sullivan, M.D., assumes role of Chief Product Strategy Officer —

Bridgewater, N.J., May 15, 2017 (GLOBE NEWSWIRE) — Insmed Incorporated (Nasdaq:INSM), a global biopharmaceutical company focused on the unmet needs of patients with rare diseases, today announced the appointment of Paolo Tombesi as Chief Financial Officer, effective June 1, 2017, and Paul Streck, M.D., as Chief Medical Officer, effective June 5, 2017. Additionally, Eugene Sullivan, M.D., has been appointed to the newly created role of Chief Product Strategy Officer.

“These management changes will strengthen our already solid leadership team and add critical skills to our organization as we collectively advance the clinical development of our portfolio and prepare for the potential commercialization of liposomal amikacin for inhalation,” said Will Lewis, president and chief executive officer of Insmed.

Mr. Tombesi brings over 20 years of experience in the biotechnology and pharmaceutical sector, most recently serving as Vice President and Chief Financial and Administrative Officer of Novartis Pharmaceuticals Corporation. In addition, Mr. Tombesi was also a member of Novartis’s Pharma Executive Committee, Commercial Leadership Team, Corporate Compliance Committee, Global Pharma Finance Leadership Team and Global Country CFO Team. He joined Novartis in 2006 as Head of Finance Region Europe, Oncology, and held several positions of increasing responsibility, including serving as Managing Director and CFO of Novartis Japan. Prior to joining Novartis, Mr. Tombesi held various financial positions with Bristol-Myers Squibb. His career began in consumer goods with Unilever NV and Johnson & Johnson. He holds a degree in business and managerial ecomonics from Rome’s La Sapienza University and a degree in accounting from Duca degli Abruzzi Roma.

Dr. Streck joins Insmed with over 25 years of clinical development, management and leadership expertise. He most recently served as Vice President, Global Medical Specialty Franchise, Immuno-inflammation at GlaxoSmithKline where he was responsible for portfolio strategy, including drug launch, life cycle management, post-registration clinical strategy and health economics. Previously, he held various positions with functions ranging from clinical development to medical affairs to commercial with Shire Pharmaceuticals and AMGEN USA, Inc.

Dr. Streck also practiced in the Jefferson Health System at Thomas Jefferson University. He received his medical degree from Jefferson Medical College and was a resident in oral and maxillofacial surgery at Thomas Jefferson University Hospital. Dr. Streck also holds a doctorate of dental medicine from Temple University School of Denistry, a Masters of Business Administration from the Duke University Fuqua School of Business and board certification in oral and maxillofacial surgery from the American Board of Oral and Maxillofacial Surgery.

Dr. Sullivan joined Insmed as Chief Medical and Scientific Officer in 2015, and has more than 20 years of experience with a focus on pulmonary and orphan diseases. Prior to joining Insmed, and in addition to other roles within the industry, Dr. Sullivan held several positions at the U.S. Food and Drug Administration. Dr. Sullivan’s extensive product strategy development experience uniquely qualifies him for the newly-created position as he will be tasked with overseeing the advancement of Insmed’s product pipeline.

“Paolo’s extensive financial and commercial understanding of the pharmaceutical industry will assist us in addressing the challenges faced by rapidly growing, global businesses. Paul brings proven management and leadership skills that are critical to us as a multi-product development organization. Paul has played a crucial role in the clinical development, launch or commercial marketing of more than 25 medications across a broad range of indications, including rare and orphan diseases. In his new role, Gene will continue to rely on his broad clinical and regulatory background and will focus his directly relevant experience with the FDA and demonstrated product strategy expertise on the development of our ongoing portfolio strategy,” added Mr. Lewis.

About Insmed

Insmed Incorporated is a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. The company is advancing a global phase 3 clinical study of ARIKAYCE® (liposomal amikacin for inhalation) for adult patients with treatment refractorynontuberculous mycobacteria (NTM) lung disease caused by Mycobacterium avium complex (MAC), which is a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal. There are currently no approved inhaled products specifically indicated for the treatment of refractory NTM lung disease caused by MAC in the United States or the European Union. Insmed’s earlier-stage clinical pipeline includes INS1007, a novel oral reversible inhibitor of DPP1 with therapeutic potential in non-cystic fibrosis bronchiectasis, and INS1009, an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension. For more information, visit www.insmed.com.

“Insmed” and “ARIKAYCE” are the company’s trademarks. All other trademarks, trade names or service marks appearing in this press release are the property of their respective owners.

Forward-looking statements

This press release contains forward looking statements.  “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties.  Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such factors include, among others: uncertainties in the research and development of our existing product candidates, including due to delays in patient enrollment or failure of our preclinical studies or clinical trials to satisfy pre-established endpoints; failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third party collaborators; failure to obtain, or delays in obtaining, regulatory approval from the United States Food and Drug Administration, the European Medicines Agency, and other regulatory authorities for our product candidates or their delivery devices, including due to insufficient clinical data or selection of endpoints that are not satisfactory to regulators; failure of third parties on which we are dependent to conduct our clinical trials and to manufacture sufficient quantities of our product candidates for clinical or commercial needs; failure to comply with license agreements that are critical for our product development, including our license agreements with PARI Pharma GmbH and AstraZeneca AB; lack of safety and efficacy of our product candidates; inaccuracies in our estimate of the size of the potential markets for our product candidates; failure to maintain regulatory approval for our product candidates, once received, due to a failure to satisfy post-approval regulatory requirements, such as the need for post-clinical trials; uncertainties in the rate and degree of market acceptance of product candidates, if approved; uncertainties in the timing, scope and rate of reimbursement for our product candidates; competitive developments affecting our product candidates; inaccurate estimates regarding our future capital requirements, including those necessary to fund milestone payments or royalties owed to third parties; inability to repay our existing indebtedness or to obtain additional financing when needed; failure to obtain, protect and enforce our patents and other intellectual property; inability to create an effective direct sales and marketing infrastructure or to partner with a third party that offers such an infrastructure for distribution of our product candidates; the cost and potential reputational damage resulting from litigation to which we are a party, including, without limitation, the class action lawsuit pending against us; failure to comply with the laws and regulations that impact our business; loss of key personnel; and changes in laws and regulations applicable to our business, including those related to pricing and reimbursement of our product candidates.  For additional information about the risks and uncertainties that may affect our business, please see the factors discussed in Item 1A, “Risk Factors,” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The company disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Investor Contact:

Laura Perry or Heather Savelle
Argot Partners
212.600.1902
laura@argotpartners.com

heather@argotpartners.com